UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue Suite 400 Chicago, Illinois	60654

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	NASDAQ Global Select Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ◻
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

On November 4, 2020, Groupon, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”) dated as of April 10, 2020, between the Company and Computershare Trust Company, N.A., as rights agent. The Amendment removes the provisions pertaining to persons “acting in concert” from the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1
Certificate of Designation of Series A Junior Participating Preferred Stock of Groupon, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Groupon, Inc. with the SEC on April 10, 2020).

4.1
Rights Agreement, dated as of April 10, 2020 between Groupon, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Groupon, Inc. with the SEC on April 10, 2020).

4.2
Amendment No. 1 to Rights Agreement, dated as of November 4, 2020, between Groupon, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed by Groupon, Inc. with the SEC on November 5, 2020).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2020

Groupon.

By:	/s/ Melissa Thomas
Melissa Thomas
Chief Financial Officer